    As filed with the Securities and Exchange Commission on August 11, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                                 ALLERGAN, INC.
             (Exact name of Registrant as Specified in Its Charter)

          DELAWARE                                               95-1622442
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                            -------------------------

                                2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (714) 246-4500
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                                 ALLERGAN, INC.
                      1989 NONEMPLOYEE DIRECTOR STOCK PLAN
                              (Full Title of Plans)

                            -------------------------

                             FRANCIS R. TUNNEY, JR.
    CORPORATE VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                 ALLERGAN, INC.
                                2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (714) 246-4500
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM             MAXIMUM
                                              AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED(1)          SHARE(2)           PRICE(2)             FEE
------------------------------------------------------------------------------------------------------------------
             Common Stock,                 50,000 shares          $72.6563         $3,632,815.00        $960.00
       par value $.01 per share
==================================================================================================================

(1) Each share of Common Stock includes a right to purchase one one-hundredth of a share of Allergan's Series A Junior Participating Preferred Stock, par value $.01 per share, pursuant to the Rights Agreement dated January 25, 2000 between Allergan, Inc. and First Chicago Trust Company of New York, as Rights Agent. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the 1989 Nonemployee Director Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1989 Nonemployee Director Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock of Allergan as reported on the New York Stock Exchange on August 8, 2000.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Allergan, Inc., a Delaware corporation (the "Company"), and relates to an additional 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), that the Company may issue under its 1989 Nonemployee Director Stock Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENTS

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-29527) filed with the Securities and Exchange Commission on August 3, 1989, and the Registration Statement on Form S-8 (Registration No. 333-64559) filed with the Securities and Exchange Commission on September 29, 1998 are incorporated herein by reference and made a part hereof.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit No.     Description
-----------     -----------

    3.1 Restated Certificate of Incorporation of the Company as filed with the State of Delaware on May 22, 1989 (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 No. 33-28855, filed May 24, 1989).

    3.2 Certificate of Amendment of Certificate of Incorporation of the Company as filed with the State of Delaware on May 4, 2000 (incorporated by reference to Exhibit 3 to the Company's Report on Form 10-Q for the Quarter ended June 30, 2000).

    3.3 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Report on Form 10-Q for the Quarter ended June 30,
                1995).

    3.4 First Amendment to Allergan, Inc. Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the Quarter ended September 24, 1999).

    4.1 Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the State of Delaware on February 1, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Report on Form 10-K for the Fiscal Year ended December 31, 1999).

    4.2         Rights Agreement, dated January 25, 2000, between Allergan, Inc.
                and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed on January 28, 2000).

    4.3 Allergan, Inc. 1989 Nonemployee Director Stock Plan, as amended and restated (incorporated by reference to Exhibit B to the Company's definitive Proxy Statement, filed on March 16, 2000).

    5 Opinion of Counsel (relating to legality of additional securities being registered).

   23.1         Consent of KPMG LLP, independent auditors.

   23.2         Consent of Counsel (contained in Exhibit 5 hereto).

   24           Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 11 , 2000.

                                    ALLERGAN, INC.


                                    By: /s/ FRANCIS R. TUNNEY, JR.
                                        ----------------------------------------
                                        Francis R. Tunney, Jr.
                                        Corporate Vice President-Administration,
                                        General Counsel and Secretary

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Francis R. Tunney, Jr. his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

               SIGNATURE                                        TITLE                                 DATE
               ---------                                        -----                                 ----
         /s/ DAVID E. I. PYOTT                  President and Chief Executive Officer,          August 11, 2000
------------------------------------------                      Director
             David E. I. Pyott                        (Principal Executive Officer)


          /s/ ERIC K. BRANDT                 Corporate Vice President and Chief Financial       August 11, 2000
------------------------------------------      Officer (Principal Financial Officer)
              Eric K. Brandt


         /s/ JAMES M. HINDMAN                    Senior Vice President and Controller           August 11, 2000
------------------------------------------            (Principal Accounting Officer)
             James M. Hindman


         /s/ HERBERT W. BOYER                           Chairman of the Board                   August 7, 2000
------------------------------------------
             Herbert W. Boyer


       /s/ MICHAEL S. GALLAGHER                                Director                         August 11, 2000
------------------------------------------
           Michael R. Gallagher


         /s/ WILLIAM R. GRANT                                  Director                         August 11, 2000
------------------------------------------
             William R. Grant


         /s/ GAVIN S. HERBERT                        Chairman Emeritus, Director                August 11, 2000
------------------------------------------
             Gavin S. Herbert


         /s/ LESTER J. KAPLAN                                  Director                         August 11, 2000
------------------------------------------
             Lester J. Kaplan


           /s/ KAREN R. OSAR                                   Director                         August 11, 2000
------------------------------------------
               Karen R. Osar

                                 EXHIBIT INDEX

ITEM 8.  EXHIBITS.

Exhibit No.     Description
-----------     -----------

    3.1 Restated Certificate of Incorporation of the Company as filed with the State of Delaware on May 22, 1989 (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 No. 33-28855, filed May 24, 1989).

    3.2 Certificate of Amendment of Certificate of Incorporation of the Company as filed with the State of Delaware on May 4, 2000 (incorporated by reference to Exhibit 3 to the Company's Report on Form 10-Q for the Quarter ended June 30, 2000).

    3.3 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Report on Form 10-Q for the Quarter ended June 30,
                1995).

    3.4 First Amendment to Allergan, Inc. Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the Quarter ended September 24, 1999).

    4.1 Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the State of Delaware on February 1, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Report on Form 10-K for the Fiscal Year ended December 31, 1999).

    4.2         Rights Agreement, dated January 25, 2000, between Allergan, Inc.
                and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed on January 28, 2000).

    4.3 Allergan, Inc. 1989 Nonemployee Director Stock Plan, as amended and restated (incorporated by reference to Exhibit B to the Company's definitive Proxy Statement, filed on March 16, 2000).

    5 Opinion of Counsel (relating to legality of additional securities being registered).

   23.1         Consent of KPMG LLP, independent auditors.

   23.2         Consent of Counsel (contained in Exhibit 5 hereto).

   24           Power of Attorney (contained on signature page hereto).